UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

As previously disclosed, in October 2014, ARIAD Pharmaceuticals, Inc. (“ARIAD”) entered into an agreement with Bellicum Pharmaceuticals, Inc. (“Bellicum”) to restructure and amend an existing license agreement between the companies for ARIAD’s cell-signaling technology. Under the terms of the agreement, ARIAD received $15 million upon execution of the agreement and was entitled to receive two payments of $20 million and $15 million by specified dates in the future in exchange for granting Bellicum a fully paid-up license to this technology and return of shares of Bellicum common stock owned by ARIAD. The second and third installment payments could be accelerated under certain circumstances and prepaid at any time. On December 23, 2014, Bellicum completed its initial public offering, and on December 29, 2014, Bellicum paid the $20 million and $15 million payments owed to ARIAD under the agreement and ARIAD returned the shares of Bellicum common stock owned by ARIAD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date: December 30, 2014

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